Exhibit 10.62

ESOP LOAN AND PLEDGE AGREEMENT

by and between

MEADE INSTRUMENTS CORP.

and the

MEADE INSTRUMENTS CORP.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

Dated April 23, 1996

Exhibit 10.62

Exhibit 10.62

Assigns	12
7.4 Communications	12
7.5 Capacity	13
7.6 Entire Agreement	13
7.7 Governing Law	13
7.8 Compliance with Applicable Law	13
7.9 Headings	14
7.10 Counterparts	14
7.11 Severability	15

Exhibit 10.62

ESOP LOAN AND PLEDGE AGREEMENT

     THIS AGREEMENT, effective as of April 23, 1996, by and between MEADE INSTRUMENTS CORP., a California corporation (the “Company”), and the MEADE INSTRUMENTS CORP. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (the “ESOP”).

W I T N E S S E T H:

     WHEREAS, the Company has adopted the ESOP to provide stock ownership interests in the Company to eligible employees, and the ESOP is designed to be an employee stock ownership plan under Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the “Code”), and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

     WHEREAS, the Diebel Living Trust u/d/t dated January 12, 1995, the Murdock 1986 Trust u/d/t dated October 23, 1986, Ronald Ezra and Joseph A. Gordon, Jr. (the “Sellers”), shareholders of the Company, have offered to sell all of the 1,500,000 shares of Series B Common Stock of the Company (the “Shares”) to the ESOP for a total purchase price of $10,999,950;

     WHEREAS, the Company is willing to make a loan to the ESOP in the amount of $10,999,950 (the “Loan”) in order to enable the ESOP to finance its purchase of the Shares, subject to the condition that the ESOP pledge the Shares to the Company as security for the Loan;

     WHEREAS, the Company will obtain funds needed to make the Loan and for other corporate purposes through the combination of a term loan (“Fleet Loan”) in the amount of $9,500,000 from Fleet Capital Corporation (“Fleet”) pursuant to the terms of the Loan and Security Agreement by and between Fleet and the Company (“Fleet Loan Agreement”) and the sale of $6 million of newly-issued preferred stock to Churchill ESOP Capital Partners

Exhibit 10.62

(“Churchill”) pursuant to the terms of the Securities Purchase Agreement by and between the Company and Churchill (“Churchill Agreement”);

     WHEREAS, the ESOP desires to incur the Loan in order to finance its purchase of the Shares; and

     WHEREAS, Wells Fargo Bank, N.A., as Trustee of the ESOP (the “Trustee”) has determined that the proposed purchase of the Shares and the borrowing of the Loan are in the best interests of the ESOP and its participants and comply with the applicable requirements of the Code and ERISA;

     NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

The ESOP Loan

               1.1 Loan to ESOP. Subject to the terms and conditions herein set forth, the Company agrees to lend $10,999,950 to the ESOP.

               1.2 Use of Proceeds. The ESOP hereby agrees that it will use the entire proceeds of the Loan to purchase the Shares and for no other purpose.

               1.3 Promissory Note. The Loan is evidenced by a secured promissory note in the original principal amount of $10,999,950 (the “Note”) to be delivered by the ESOP to the Company, in the form attached hereto.

               1.4 Interest. Interest shall accrue on the unpaid principal amount of the Note at the rate of 6% per annum.

ARTICLE 2

Exhibit 10.62

Loan Payments

               2.1 Payments of Principal and Interest.

                    (a) Interest – The ESOP shall pay interest (including interest on overdue payments) on the unpaid portion of the ESOP Loan semi-annually on each August 31st and March 1st, commencing August 31, 1996, at an annual rate equal to 6%.

                    (b) Principal – Principal on the Note shall be due and payable in 20 consecutive semi-annual installments on each August 31st and March 1st, beginning August 31, 1996, in the amount of $550,000.00. Any remaining principal balance (including the final installment of $549,950) and accrued interest shall be due and payable on March 1, 2006.

                    (c) Optional Prepayment – The ESOP may prepay amounts due hereunder in whole or in part at any time, and from time to time, without premium or penalty. Any prepayment under this Section 2.1(c) shall be applied first to accrued interest and then to payments of principal in the order of maturity.

                    (d) Form of Payment – Payments of principal and/or interest on the ESOP Loan may be made to the Company by the ESOP in cash or by cancellation of indebtedness by the Company evidenced by written notice to the ESOP.

               2.2 Company Contributions. The Company hereby agrees to make contributions to the ESOP in cash or by cancellation of indebtedness from time to time in amounts sufficient to permit the ESOP to make timely payments of the principal and interest due under Section 2.1(a) and (b), after taking into account the amount of any cash dividends on the Shares received by the ESOP; provided, however, that the Company shall not be required to make contributions to the ESOP in amounts in excess of the limitations under Sections 404(a) and 415(c) of the Code. The ESOP agrees that so long as any interest or principal amount remains payable on the Loan, the ESOP will use all cash contributions and cash dividends on the Shares received by the ESOP to make payments on the Loan.

               2.3 Not Payable on Demand; Default. Under no circumstances will the outstanding balance of the Loan be payable on demand, except in the case of an Event of Default. For this purpose, the only Event of Default

Exhibit 10.62

hereunder shall be the ESOP’s failure to make the payments required under Section 2.1(a) and (b), but only if the ESOP has received sufficient cash contributions and dividends from the Company to make such payments.

               2.4 Limitation on Payments. Subject to the provisions of Section 5.3, payments of principal and interest on the ESOP Loan shall not exceed the sum of all Company contributions (excluding any contributions of Company Stock) that are made to the ESOP by Company to enable the ESOP to meet its obligations under this Agreement, any earnings on such Company contributions and any cash dividends on the Shares (whether or not such Shares have been released from pledge under Section 5.2 at the time the dividend is paid), less payments made in prior years. The Company shall have no recourse against the assets of the ESOP other than (a) cash contributions that are made to the ESOP by the Company to enable the ESOP to meet its obligations hereunder, (b) any earnings attributable to the investment of such cash contributions, (c) any cash dividends on the Shares, and (d) the Shares remaining subject to pledge under Article 5, but only to the extent permitted under Section 5.3. Notwithstanding the foregoing provisions, the ESOP may elect to apply the proceeds from the sale of any Shares remaining subject to pledge under Article 5 to pay principal and accrued interest due on the ESOP Loan in the event of the sale of the Company (including a transaction subject to Section 2.5) or the termination of the ESOP or if the ESOP ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

               2.5 Due on Sale or Liquidation.

                    (a) Due on Sale – In the event the ESOP agrees to sell all of the Shares it owns in connection with the acquisition of the Company, the ESOP shall apply the proceeds from the sale of any Shares then remaining subject to pledge under Article 5 to the extent necessary to repay the Loan. The mandatory repayment of the Loan provided for in this Section 2.5 shall apply only if the sale of Shares by the ESOP has been approved by a fiduciary who is “independent,” within the meaning of Department of Labor Prop. Reg. Sec. 2510.3-18(b)(3)(ii)(B)(1).

                    (b) Due on Liquidation – In the event of a liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the ESOP shall apply the proceeds attributable to any Shares then remaining subject to pledge under Article 5 to the extent necessary to repay the Loan.

Exhibit 10.62

ARTICLE 3

               Representations and Warranties of the ESOP

               The ESOP, as of the date hereof, represents and warrants as follows:

               3.1 Authorizations. This Agreement has been duly authorized by all necessary action on the part of the ESOP. This Agreement has been duly executed and delivered by the ESOP and constitutes a legal, valid and binding obligation of the ESOP, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other similar laws affecting creditors’ rights generally and subject, as to enforceability, to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

               3.2 Compliance with Obligations and Laws. Neither the execution and delivery by the ESOP of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the ESOP with its obligations hereunder, will conflict with, or result in a breach or violation of, or constitute a default under, any provision of the ESOP or any law, rule, regulation, order, injunction or decree of any court, administrative authority or arbitrator applicable to the ESOP.

ARTICLE 4

Representations and Warranties of the Company

Exhibit 10.62

               The Company, as of the date hereof, hereby represents and warrants as follows:

               4.1 Corporate Authority. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The Company has taken all corporate action to authorize the Loan and the execution of this Agreement by the Company. This Agreement has been duly executed and delivered by the Company.

               4.2 ESOP Adoption. The ESOP is an “employee stock ownership plan” (as such term is defined in Section 4975(e)(7) of the Code) duly established by the Company, and the Trustee has been duly appointed by the Company and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

               4.3 Compliance with Laws and Obligations. Neither the execution of this Agreement by the Company nor the fulfillment of any of the Company’s obligations under this Agreement will, to the Company’s knowledge, conflict with, or result in a breach or violation of, or constitute a default under any law, rule, regulation, order or injunction binding on the Company, or any other obligation, loan, contract or agreement of the Company.

               4.4 Representations and Warranties under Fleet Loan Agreement and Churchill Agreement. Each of the representations and warranties in Section 7.1 of the Fleet Loan Agreement with respect to the Company, and each of the representations and warranties in Section 4 of the Churchill Agreement with respect to the Company, is hereby incorporated mutatis mutandis (without regard to any waiver or amendment thereto from the form of the Fleet Loan Agreement and the Churchill Agreement in the form existing on the date most recently delivered to the ESOP (whether or not executed or delivered), other than those waivers and amendments of which the ESOP has been advised a reasonable time prior to the closing of the purchase of the Shares and that are subsequently confirmed to the ESOP in writing).

               4.5 Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the

Exhibit 10.62

Company of this Agreement or the issuance, sale or delivery of the Shares or compliance by the Company with any of the provisions of this Agreement.

ARTICLE 5

Pledge of Shares

               5.1 Pledge. The Shares are hereby pledged by the ESOP to the Company as collateral for the Loan, and the ESOP hereby grants to the Company a security interest in the Shares, all free and clear of any other pledge, security interest, lien or encumbrance. So long as there is no Event of Default, the ESOP shall receive all dividends paid with respect to the Shares and exercise all voting rights with respect to the Shares, subject to the applicable provisions of the ESOP.

               5.2 Release of Shares from Pledge. As of each date that a payment of principal is made under the Loan, a number of the Shares shall be released from pledge hereunder. The number of Shares to be so released shall be calculated by multiplying the number of Shares held by the Company under the pledge (immediately before the release) by a fraction. The numerator of the fraction shall be the amount of the principal payment being made on that date. The denominator of the fraction shall be the sum of the numerator plus the remaining outstanding principal balance under the Loan. If at any time the ESOP fails to meet the requirements of Treasury Regulation Section 54.4975-7(b)(8)(ii), thereafter, the number of Shares released from pledge hereunder and delivered by the Company to the ESOP shall be calculated in accordance with the Principal/Interest Method set forth in Section 6(c)(1) of the ESOP.

               5.3 Default. In the event of a failure of the ESOP to make any payment of principal or interest due under the Loan after receipt by the ESOP from the Company of cash contributions and cash dividends sufficient to make such payment, the Company may notify the ESOP that an Event of Default has occurred. If such an Event of Default shall occur and be continuing for a period of thirty days following receipt of such notice, the Company shall then have the right to transfer ownership of the Shares that remain subject to the pledge under Section 5.1 out of

Exhibit 10.62

the name of the ESOP and may apply the value thereof toward the payment of the ESOP’s obligations hereunder; provided, however, that (a) the fair market value of the Shares to be so applied in satisfaction of the Loan shall not exceed the amount (of principal and interest) then in default (without acceleration), and (b) such Shares shall be so transferred only upon and to the extent of the failure of the ESOP to make timely payments as required under Article 2.

ARTICLE 6

Special Put Option Price

               6.1 Duration. If an ESOP participant or beneficiary is entitled to receive a distribution from the ESOP prior to the date the Shares convert into Series A Common Stock under the terms of the Amended and Restated Articles of Incorporation of the Company (as in effect on the date of this Agreement), such distribution must be made in the form of Shares (and not in cash) if the then Fair Market Value (as defined in the ESOP) of the Shares is less than the Liquidation Preference, as defined in Section 3.1(b) of the Amended and Restated Articles of Incorporation of the Company (as in effect on the date of this Agreement).

               6.2 Put Option Under The ESOP. If an ESOP participant or beneficiary exercises the put option granted to him under Section 14(b) of the ESOP with respect to Shares distributed under the circumstances described in Section 6.1, the Company will purchase such Shares at a per share price equal to the Liquidation Preference.

ARTICLE 7

Miscellaneous

               7.1 Amendments, Waivers and Modifications. No amendment, waiver, or modification of any provision of this Agreement shall be effective unless set forth in an instrument in writing signed by both parties to this Agreement.

Exhibit 10.62

               7.2 No Waiver. No delay or failure of the Company or the ESOP in exercising any right, power or privilege hereunder shall affect such right, power or privilege; nor shall any single or partial exercise thereof nor any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or any other right, power or privilege of the Company or the ESOP. The rights and remedies of the Company and the ESOP hereunder are cumulative and not exclusive. Any waiver, permit, consent or approval of any kind by the Company or the ESOP of any breach or default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in such writing.

               7.3 Survival of Covenants, Etc.; Successors and Assigns. So long as any amount shall be outstanding under the Loan, all covenants, agreements, representations and warranties made by the Company and the ESOP in this Agreement and in any certificate or other document delivered pursuant hereto shall inure to the benefit of the Company or the ESOP, as the case may be, and shall be binding upon any successors and assigns of the Company or the ESOP, as the case may be.

               7.4 Communications. All notices and other communications which are required or may be given hereunder shall be in writing, shall be effective upon receipt and shall be deemed to have been duly given if delivered personally or sent by cable, telegram, telex or facsimile or by registered or certified mail, postage prepaid, sent to the following addresses:

If to the Company:	Meade Instruments Corp.
16542 Millikan Avenue
Irvine, California 92714

Attn: Chief Financial Officer

If to the ESOP:	Wells Fargo Bank, N.A.,
As Trustee of the
Meade Instruments Corp. Employee
Stock Ownership Plan and Trust
707 Wilshire Boulevard
Los Angeles, California 90017

Attn: Ms. Elyse Weise
Vice President and Manager

with a copy to:Administrative Committee of the
Meade Instruments Corp.

Exhibit 10.62

Employee Stock Ownership Plan
16542 Millikan Avenue
Irvine, California 92714

Attn: Committee Chairman

Such addresses may be changed from time to time by notice to the ESOP, in the case of the Company, and by notice to the Company, in the case of the ESOP.

               7.5 Capacity. The Trustee is executing this Agreement solely in its capacity as trustee of the ESOP, and not in either its corporate or individual capacity.

               7.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the Loan.

               7.7 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the substantive laws of the State of California, except as preempted by ERISA.

               7.8 Compliance with Applicable Law. It is intended that the loan and the pledge of the Shares contemplated hereunder, including all terms and provisions of this Agreement and the Secured Promissory Note, shall qualify for exemption under Section 4975(d)(3) of the Code from being a prohibited transaction under Section 4975(c) of the Code, and shall qualify for exemption under Section 408(b)(3) of ERISA from being a prohibited transaction under Section 406 of ERISA. Notwithstanding anything herein or in any of the aforementioned documents to the contrary, (i) neither the Company nor the ESOP shall take any action or fail to take any action the result of which would cause any portion or all of the transaction contemplated hereby to be a prohibited transaction under Section 4975(c) of the Code or Section 406 of ERISA, (ii) any action in contravention of this provision shall be null and void and unenforceable, and (iii) in the event that any portion of the transaction contemplated hereby is determined to be or it appears reasonably certain to be such a prohibited transaction, the parties shall take such action as shall be reasonably necessary and appropriate to correct any such prohibited transaction.

               7.9 Headings. The Table of Contents and headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

Exhibit 10.62

               7.10 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

Exhibit 10.62

               7.11 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereunder.

     IN WITNESS WHEREOF, the Company and the ESOP have executed this ESOP Loan and Pledge Agreement as of this 23rd day of April, 1996.

MEADE INSTRUMENTS CORP.

By		/s/ STEVEN MURDOCK

President

MEADE INSTRUMENTS CORP. EMPLOYEE
STOCK OWNERSHIP PLAN AND TRUST

By:		Wells Fargo Bank,
N.A., not in an individual
or corporate capacity, but
solely in its capacity
as Trustee

	By:	/s/ ELYSE WEISE

Exhibit 10.62

AMENDMENT NO. 1 TO

ESOP LOAN AND PLEDGE AGREEMENT

     THIS AGREEMENT, made this 1st day of May 1997, by and between MEADE INSTRUMENTS CORP., a Delaware corporation (the “Company”), and the MEADE INSTRUMENTS CORP. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (the “ESOP”).

W I T N E S S E T H:

     WHEREAS, the Company and the ESOP entered into the ESOP Loan and Pledge Agreement dated April 23, 1996 (the “Agreement”);

     WHEREAS, the Company consummated an initial public offering (the “IPO”) of its Common Stock on April 9, 1997;

     WHEREAS, it is expected that dividends will not be paid by the Company on its Common Stock and that the maximum allowable contributions by the Company to the ESOP may not be sufficient to amortize the ESOP Loan as originally scheduled under Section 2.1 of the Agreement; and

     WHEREAS, it is desirable to amend the Agreement to provide for a simplified schedule of annual payments of principal and interest on the ESOP Loan;

Exhibit 10.62

     NOW, THEREFORE, the parties hereto agree that the Agreement is hereby amended, effective as of March 1, 1997, by restating Section 2.1(a) and (b) thereof to read as follows:

     Section 2.1 Payments of Principal and Interest.

(a) Interest – The ESOP shall pay interest (including interest on any overdue payments) on the unpaid portion of the ESOP Loan not later than April 22nd of each year, commencing April 22, 1997, until such time as principal has been paid in full.

(b) Principal – The principal balance of $10,005,000 remaining due on the Note as of April 9, 1997, shall be due and payable in nine consecutive annual installments of $1,000,000 not later than April 22nd in each of the years 1997-2005, with a final installment of $1,005,000 due and payable on April 22, 2006.

     IN WITNESS WHEREOF, the Company and the ESOP have executed this Amendment No. 1 this 26th day of November, 1997.

MEADE INSTRUMENTS CORP.

By		/s/ Steven G. Murdock

President

MEADE INSTRUMENTS CORP. EMPLOYEE
STOCK OWNERSHIP PLAN AND TRUST

By:		Administrative Committee of
the Meade Instruments Corp.
Employee Stock Ownership
Plan

	By	/s/ Brent W. Christensen

Exhibit 10.62

AMENDMENT NO. 2 TO

ESOP LOAN AND PLEDGE AGREEMENT

     THIS AGREEMENT, made as of the 31st of December, 1998, by and between MEADE INSTRUMENTS CORP., a Delaware corporation (the “Company”), and the MEADE INSTRUMENTS CORP. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (the “ESOP”).

W I T N E S S E T H:

     WHEREAS, the Company and the ESOP entered into the ESOP Loan and Pledge Agreement dated April 23, 1996 (the “Agreement”), and the Agreement was subsequently amended on May 1, 1997, in connection with the initial public offering of Common Stock of the Company;

     WHEREAS, the Trustee of the ESOP has independently determined that the extension of the ESOP Loan maturity date until March 1, 2016, as proposed by the Company, is in the best interests of the ESOP participants, is primarily for the benefit of the ESOP participants, and complies with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended; and

     WHEREAS, the Company and the Trustee of the ESOP have agreed to the proposed extension of the maturity date of the ESOP Loan until March 1, 2016, and it is necessary to

Exhibit 10.62

amend the Agreement in order to change the amortization schedule under the ESOP Loan to reflect the extension of the maturity date;

     NOW, THEREFORE, the parties hereto agree that the Agreement is hereby further amended, effective as of December 31, 1998, as follows:

     1. Section 1.3 is amended by adding the following new sentence at the end thereof:

As of December 31, 1998, such note is to be canceled, with a restated secured promissory note to be issued in the remaining principal amount of $8,005,000.

     2. Section 2.1(a) and (b) are restated to read as follows:

Section 2.1 Payments of Principal and Interest.

               (a) Interest – The ESOP shall pay interest (including interest on any overdue payments) on the unpaid portion of the ESOP Loan not later than March 1st of each year, commencing March 1, 1999, until such time as principal has been paid in full.

               (b) Principal – The principal balance of $8,005,000 remaining due on the restated Note as of December 31, 1998, shall be due and payable in 18 consecutive annual installments of $444,722.22 not later than March 1st in each of the years 1999 — 2016.

Exhibit 10.62

     3. Section 5.2 is restated to read as follows:

               5.2 Release of Shares from Pledge. As of each date that a payment of principal is made under the Loan, a number of Shares shall be released from pledge hereunder. The number of Shares to be so released shall be calculated by multiplying the number of Shares held by the Company under the pledge (immediately before the release) by a fraction. The numerator of the fraction shall be the amount of principal and/or interest paid on that date. The denominator of the fraction shall be the sum of the numerator and the remaining payments of principal and interest projected to be payable on the Loan under Section 2.1.

     IN WITNESS WHEREOF, the Company and the Trustee of the ESOP have executed this Amendment No. 2 this 31st day of December, 1998.

MEADE INSTRUMENTS CORP.

By	/s/ Brent W. Christensen

Brent W. Christensen, Vice President and
Chief Financial Officer

MEADE INSTRUMENTS CORP. EMPLOYEE
STOCK OWNERSHIP PLAN AND TRUST

By:	Wells Fargo Bank, N.A.,
not in an individual or corporate capacity,
but solely in its capacity as Trustee

By	/s/ Ellen L. Yeany

Ellen L. Yeany, Vice President

By:	/s/ Frances J. Jones

Frances J. Jones, Vice President